Exhibit 99.1

Contacts:
Elise Caffrey	Parna Sarkar
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 418-3003	(781) 418-3135
ecaffrey@irobot.com	psarkar@irobot.com

iRobot Schedules Fourth Quarter and Full Year 2006 Earnings Call
BURLINGTON, Mass., Feb. 5, 2007 — iRobot Corp. (NASDAQ: IRBT) announced today it will issue its fourth quarter and full year 2006 financial results after market close on Feb. 12.
iRobot will host a conference call, open to all interested investors, to discuss its fourth quarter and full year 2006 financial results and outlook for future financial performance on Tuesday, Feb. 13. Pertinent details include:

Date:	Tuesday, Feb. 13

Time:	8:30 a.m. ET

Call-In Number:	913-981-4911
A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through midnight on Feb. 20, and can be accessed by dialing 719-457-0820, access code 9610064.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
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